Exhibit "E"

                     STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement dated November 26, 2001 by and among Alexander A. Maguire whose address is 1 Tower Bridge, 100 Front Street, Suite 560, West Conshohocken, Pennsylvania 19428 ("Maguire") and Thomas Smith whose address is at 1154 Lake Drive, West Chester, Pennsylvania 19382 ("Smith").

                           BACKGROUND

          WHEREAS, Smith is an individual desiring to sell shares of Daleco Resources Corporation ("Daleco") common stock
$.01 par value ("Daleco Stock"); and

          WHEREAS, Maguire is an individual desiring to purchase
Daleco Stock;

          NOW THEREFORE, in consideration of the mutual agreement and covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                            ARTICLE I.

                    INCORPORATION BY REFERENCE

          1.1 The parties incorporate the Background provisions hereof as though same were set forth at length herein.


                           ARTICLE II.

THE PURCHASE AND SALE OF STOCK

          2.1 The Closing. At the closing of the purchase and sale contemplated by this Agreement, Smith shall sell, and Maguire shall purchase 340,000 shares of Daleco Stock (the
"Maguire Stock").

          2.2  Closing Date.  The date of the Closing ("Closing
Date") shall be a date mutually agreeable to the parties hereto but in no event later than November 26, 2001.

          2.3 Place of Closing. The Closing shall take place at 1 Saylor Court, Pottstown, PA or such other place as the parties mutually agree.


                           ARTICLE III.

PURCHASE PRICE

          3.1 The purchase price for the Maguire Stock shall be $1.25/share for a total of Four Hundred Twenty-Five Thousand
Dollars ($425,000) payable in immediately available funds at Closing.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

          4.1 Representations and Warranties of Smith. Smith represents and warrants to Maguire:

               4.1.1  This Agreement is a legal, valid and
binding obligation of Smith.

               4.1.2 The execution, delivery and performance of this Agreement by Smith and the consummation of the transactions contemplated hereby will not constitute a breach or a violation of or default under any judgment, decree, order, permit, or license. The consummation by Smith of the transaction contemplated hereby will not require the consent or approval of any other party.

               4.1.3  No written statement, certificate,
schedule, list or other written information furnished by Smith in connection with this Agreement contains any untrue statement, as of the date of its issuance, or omitted to state a material fact or facts necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Smith is not aware of any facts or circumstances not generally known to holders of Daleco Stock that, if publicly disclosed, would have a material adverse effect on Daleco, the Daleco Stock or the value thereof.

               4.1.4 Title to Shares. Smith owns fee title to the number of purchased shares set forth in Section 3.1 hereof, free and clear of all liens, claims, options and encumbrances, and Smith has complete and unrestricted right and power to sell, assign and deliver to Maguire unencumbered marketable title to the purchased shares owned by Smith. Upon the transfer of the purchased shares to Maguire hereunder, Maguire shall own the purchased shares, free and clear of all liens, charges, options, agreements, encumbrances and claims. There are no shareholders', "buy-sell" or similar agreements in effect with respect to any capital stock of Daleco Resources Corporation.

          4.2  Representations and Warranties of Maguire.
Maguire represents and warrants to Smith:

               4.2.1  This Agreement is a legal, valid and
binding obligation of Maguire.

               4.2.2 Maguire has complied with all requirements under the Securities and Exchange Act of 1934, as amended ("'34
Act") with regard to the purchase of the Maguire Stock.

               4.2.3  Sophisticated Investor.  Maguire
represents and warrants that he is an experienced and sophisticated investor and is making this acquisition based upon his own due diligence.

                           ARTICLE V.

                            COVENANTS

          5.1 Filings. Maguire shall promptly make all filings required by the '34 Act to include, by way of example and not limitation, all filings under Section 13 of the '34 Act.

          5.2 Issuance of Shares. Smith shall, as and when required hereby, cause Daleco or Daleco's transfer agent to issue and deliver certificates representing the Maguire Stock.

          5.3 Common Stock. The Common Stock to be issued hereunder, shall not have been registered under the Securities
Act of 1933, as amended, and shall bear the following restrictive legend.

               THE SECURITIES REPRESENTED BY THIS
               CERTIFICATE HAVE NOT BEEN REGISTERED
               WITH THE SECURITIES AND EXCHANGE
               COMMISSION UNDER THE SECURITIES AND
               EXCHANGE COMMISSION UNDER THE SECURITIES
               ACT OF 1933, AS AMENDED ("'33 ACT"), OR
               ANY OTHER SECURITIES AUTHORITY.  THE
               SECURITIES MAY NOT BE SOLD OR
               TRANSFERRED IN THE ABSENCE OF AN
               EFFECTIVE REGISTRATION STATEMENT UNDER
               THE '33 ACT OR AN OPINION OF COUNSEL
               SATISFACTORY TO THE ISSUE THAT THE SALE
               OR TRANSFER IS EXEMPT FROM REGISTRATION
               UNDER THE ACT.

          5.4 Registration Rights. Maguire shall have the same registration rights for the Common Stock purchased that Smith is entitled to by agreement. Daleco will enter into a registration rights agreement with Maguire in the form of Exhibit A attached hereto, which Daleco hereby agrees is the same as in effect with Smith.

                           ARTICLE VI.

                      CONDITIONS TO CLOSING

          6.1 Conditions to Closing of Smith. The obligation of Smith to close the transaction contemplated by this Agreement is subject to the following:

               6.1.1 The representations and warrants contained in Paragraph 4.2 hereof shall be true, complete and accurate.

               6.1.2 No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          6.2 Conditions to the Obligations of Maguire. The obligation of Maguire to close the transactions contemplated by this Agreement is subject to the following:

               6.2.1  The representations and warranties
contained in Paragraph 4.1 hereof shall be true, complete and accurate.

               6.2.2 No suit, action, investigation inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                           ARTICLE VII.

                          MISCELLANEOUS

          7.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at anytime prior to Closing:

               7.1.1  By mutual agreement of the parties hereto.

               7.1.2  By Smith in the event that the closing
conditions in Section 6.1 are not satisfied as of the Closing.

               7.1.3 By Maguire in the event that the closing conditions contained in Section 6.2 are not satisfied as of the Closing.

               7.1.4 By either party if the Closing shall not have been consummated by November 31, 2001, unless the failure to consummation the Closing is the result of a willful and/or material breach of this Agreement by the party seeking to terminate this Agreement.

          7.2 Entire Agreement. This Agreement represents the final agreement between Maguire and Smith with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of Maguire and Smith. There are no unwritten oral agreements between Maguire and Smith.

          7.3 Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without giving effect to conflicts of law provisions.

          7.4 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          7.5 Notice. All notices or other communications hereunder shall be in writing, shall be effective upon receipt and shall be made by hand delivery, certified mail return receipt requested, or by overnight courier, postage prepaid addressed as follows:


               To Smith:    1154 Lake Drive
                            West Chester, PA  19382
                            Attention:  Thomas Smith

               To Maguire:  1 Tower Bridge
                            100 Front Street
                            Suite 560
                            West Conshohocken, PA  19428

Either party may change its address for Notice by giving the other party not less than ten (10) days notice of its new address in accordance with this Paragraph 9.5.

          7.6 Invalidity of Certain Provisions. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions hereof.

          7.7 Multiple Counterparts. This Agreement may be executed in one or more counterparts and be different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          7.8 Costs. Each party agrees to bear all its own legal accounting and other fees incurred in the negotiation of the transaction contemplated hereby, the conduct of its due diligence and the preparation of the documents, exhibits and schedules addressed and referenced herein.

          7.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              __________________________________
                              Thomas Smith


                              __________________________________
                              Alexander Maguire



                             JOINDER

          The undersigned, intending to be legally bound and as a material inducement for Maguire to make the stock purchase contemplated by the foregoing Stock Purchase Agreement (the "Agreement"), hereby joins in the Agreement for the purposes set forth in Section 5.4.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder to and in favor of Maguire this __________ day of December, 2001.

                              DALECO RESOURCES CORPORATION

                              By:_______________________________
                                 Name:__________________________
                                 Title:_________________________